                                                                   Exhibit 10.15

                     RED HAT PRODUCT DISTRIBUTION AGREEMENT



         This is an agreement related to the distribution of certain products of Red Hat Software, Inc. Red Hat Software, Inc., a Delaware corporation ("Red Hat") and FRANK KASPER & ASSOCIATES, INC., a Minnesota corporation ("Distributor"), enter into this Agreement as of the last date following the signatures below.

1.       DEFINITIONS.

         A. "Customers" of Distributor shall include dealers, resellers, value added resellers, direct resellers and other entities that acquire the Products from Distributor.

         B. "DOA" shall mean Product, or any portion thereof, which fails to operate properly on initial installation, boot, or use, as applicable.

         C. "Documentation" shall mean user manuals, training materials, Product descriptions and specifications, brochures, technical manuals, license agreements, supporting materials and other printed information relating to the Products and included with the Products, whether distributed in print, electronic, or video format.

         D. "Effective Date" shall mean the date on which this Agreement is signed and dated by a duly authorized representative of each party.

         E. "End Users" shall mean the final purchasers or licensees who have acquired Products for their own use and not for resale, remarketing or redistribution.

         F. "Non-Saleable Products" shall mean any Product that has been returned to Distributor by its Customers that has had the outside shrink wrapping or other packaging seal broken; any components of the original package are missing, damaged or modified; or is otherwise not fit for resale.

         G. "Products" shall mean, individually or collectively, the software licenses, electronic products, the sealed software packages comprised of the computer programs encoded on media together with manuals, materials and other contents of the packages associated therewith of Red Hat.

         H. "Return Credit" shall mean a credit to Distributor in an amount equal to the price paid by Distributor for Products less any price protection credits but not including any early payment, prepayment or other discounts.

         I. "Services" means any warranty, maintenance, advertising, marketing or technical support and any other services performed or to be performed by Red Hat.

         J. "Territory" shall mean worldwide.

2.       APPOINTMENT AS DISTRIBUTOR.

         Red Hat hereby grants to Distributor, and Distributor accepts, the non-exclusive, non-transferable right and license to distribute Products during the term of this Agreement within the Territory, together with any updates or enhancements to the Products and any new releases related to the Products. This license includes the right to order, possess and distribute the Products to Customers and to provide the Products to Customers for use on demonstration units. Red Hat and Distributor acknowledge and agree that the license to use the Product is solely between Red Hat and the End User and is governed by the terms of the Red Hat's standard end user license agreement enclosed with the Product. Distributor will use commercially reasonable efforts to promote distribution of the Products.

3.       PURCHASE ORDERS.

         A. Distributor shall issue to Red Hat one or more purchase orders identifying the Products Distributor desires to purchase from Red Hat. The terms and conditions of this Agreement shall govern all purchase orders, except that purchase orders may include other terms and conditions which are consistent with the terms and conditions of this Agreement, and which are mutually agreed to in writing by Distributor and Red Hat. Purchase orders will be placed by Distributor by fax or electronically transferred.

         B. If for any reason Red Hat's production is not on schedule, Red Hat agrees to use its best efforts to allocate inventory to Distributor and make shipments in proportion to Distributor's percentage of all Red Hat's orders during the previous [CONFIDENTIAL TREATMENT REQUESTED]** days.

4.       ACCEPTANCE OF PRODUCT, SHIPPING

         A. Distributor shall, after a reasonable time to inspect each shipment, such time not to exceed ten days, accept Products (the "Acceptance Date") if the Products and all necessary Documentation delivered to Distributor are in accordance with the purchase order. Products shall be shipped FOB origin. Title and risk of loss or damage to Products shall pass to Distributor at the time the Products are delivered by Red Hat to common carrier for shipping to Distributor. Red Hat shall ship Products to Distributor's warehouses anywhere in the world as specified by Distributor. Distributor shall pay the reasonable costs and expenses of shipping Products to Distributor.

         B. Red Hat and Distributor agree that no title or ownership of the proprietary rights to any software code is transferred by virtue of this Agreement notwithstanding the use of terms such as "purchase", "sale" or the like within this Agreement. Red Hat and third parties retain all ownership rights and title to any and all software code within the Products.



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**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED
AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

5.       RETURNS.

         A. Red Hat agrees to accept return of overstocked Products returned by Distributor, provided that the quantity of Products returned by Distributor does not exceed [CONFIDENTIAL TREATMENT REQUESTED]** of the Products purchased by Distributor during the previous [CONFIDENTIAL TREATMENT REQUESTED]**. Shipments of Products being returned shall be new, unused and in sealed cartons. Red Hat shall credit Distributor's account in the amount of the Return Credit. Distributor shall bear all costs of shipping and risk of loss of those Products returned under this Section to Red Hat's location.

         B. Distributor shall have the right to return to Red Hat for Return Credit any DOA Product or any Product that is returned to Distributor within thirty (30) days after the initial delivery date to the End User and that fails to perform in accordance with Red Hat's Product warranty. Red Hat shall bear all costs of shipping and risk of loss of DOA and in-warranty Products to Red Hat's location and back to Distributor or Distributor's Customer.

         C. Distributor shall have the right to return for Return Credit, [CONFIDENTIAL TREATMENT REQUESTED]** all Products that are damaged in transit, become obsolete or Red Hat discontinues, updates, revises or are removed from Red Hat's current price list; provided that Distributor uses it best efforts to return all such Products within [CONFIDENTIAL TREATMENT REQUESTED]** after Distributor receives written notice from Red Hat that such Products are obsolete, superseded by a newer version, discontinued or are removed from Red Hat's price list. Red Hat shall bear all reasonable costs of shipping and risk of loss of obsolete or outdated Products to Red Hat's location.

         D. Distributor shall have the right to return to Red Hat for Return Credit Non-Saleable Products. Distributor shall bear all costs of shipping and risk of loss of Non-Saleable Products to Red Hat's location.

         E. As a condition precedent to returning Products, Distributor shall request and Red Hat shall issue a Return Material Authorization Number (RMA) within 15 days of the Distributor's request. Red Hat shall have no obligation to accept returns in the absence of a valid RMA.

         F. This Section 5 does not apply to any Products purchased by Distributor prior to April 28, 1999. A good faith effort will be used by Distributor to return products purchased before April 28, 1999 by Distributor in accordance with the terms of this Section 5.

6.       PRODUCT PRICES.

         A. Charges, prices, quantities and discounts and shipping costs, if any, for Products shall be determined as set forth in Exhibit A of this Agreement, or as otherwise mutually agreed upon by the parties in writing. Such charges, prices, quantities, discounts and shipping costs shall not be higher than those charged to other same class of customers buying in like quantities.


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**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED
AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

         [CONFIDENTIAL TREATMENT REQUESTED]**

         B. Red Hat shall have the right to increase prices from time to time, upon written notice to Distributor not less than [CONFIDENTIAL TREATMENT REQUESTED]** days prior to the effective date of such increase. All orders placed prior to the effective date of the increase, for shipment prior to the effective date, shall be invoiced by Red Hat at the lower price.

         C. Red Hat shall have the right to decrease prices from time to time, upon written notice to Distributor. Red Hat shall grant to Distributor, its parent, affiliates and subsidiaries and Distributor's Customers a price credit for the full amount of any Red Hat price decrease on all Products on order, in transit and in their inventory on the effective date of such price decrease. Distributor and its Customers shall, after receiving written notice of the effective date of the price decrease, provide a list of all Products for which they claim a credit.

7.       PAYMENT.

         A. Except as otherwise set forth in this Agreement, any undisputed sum due to Red Hat pursuant to this Agreement shall be payable net [CONFIDENTIAL TREATMENT REQUESTED]** after the Acceptance Date. Red Hat shall invoice Distributor no earlier than the applicable shipping date for the Products covered by such invoice. Any payments more than [CONFIDENTIAL TREATMENT REQUESTED]** past due shall be subject to a late fee of [CONFIDENTIAL TREATMENT REQUESTED]** percent per month, or the maximum allowable by law, whichever is less.

         B. Distributor shall be responsible for franchise taxes, sales or use taxes, and all other taxes, or shall provide Red Hat with an appropriate exemption certificate.

8.       ADVERTISING.

         A. Red Hat offers a [CONFIDENTIAL TREATMENT REQUESTED]** advertising program [CONFIDENTIAL TREATMENT REQUESTED]**. Distributor shall have the right, at Distributor's option, to participate in such programs.

         B. Red Hat shall provide at no charge to Distributor and the Customers of Distributor, reasonable marketing, support, and advertising materials in reasonable quantities in connection with the resale of Products as are currently offered or that may be offered by Red Hat. Red Hat shall bear no costs or expenses incurred by Distributor related to Distributor's marketing of Products unless such expenses are approved in advance in writing by Red Hat.

         C. Upon request of Distributor, Red Hat shall consider providing Customized Products for specific customers of Distributor.

9.       WARRANTIES/INDEMNIFICATION

         A. Subject to the provisions of Section 10., Limitation on Liability, Red Hat shall defend, hold harmless, and indemnify, including reasonable attorney's fees, Distributor from and against


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**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED
AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                  I. any claim that any of the Products infringes upon any intellectual property interest of any third party; and

                  II. any claim that any of the Products is not year 2000 compliant, meaning that it is unable to correctly process and exchange date data with respect to the change from the twentieth to the twenty-first century.

                  III. any claim arising out of [CONFIDENTIAL TREATMENT REQUESTED]**.

         The indemnification obligations set forth in this Section 9.A shall apply only provided that Distributor provides Red Hat with prompt written notice of each such claim, and provided that Red Hat shall have complete control of the defense of such claim and Distributor's reasonable cooperation in its defense.

         B. EU WARRANTY. Vendor warrants and represents for Products distributed to the European Union ("EU") that , that to the best of its knowledge, the Products will be accepted under all EU directives, regulations and the EU country's legislation.

         C. MADE IN AMERICA CERTIFICATION. Vendor by the execution of this Agreement certifies that it will not label any of its products as being "Made in America," "Made in U.S.A.," or with similar wording, unless all components or elements of such Product are in fact made in the United States of America. Vendor further agrees to defend, indemnify and hold harmless from and against any and all claims, demands, liabilities, penalties, damages, judgments or expenses (including attorney's fees and court costs) arising out of or resulting in any way from Product that does not conform to the Certification.

         D. Distributor shall defend, hold harmless, and indemnify, including reasonable attorney's fees, Red Hat from and against any claim arising out of any action or inaction by Distributor with respect to the subject matter of this Agreement, other than as set forth in Section 9.A., B or C. including but not limited to liabilities that may result, in whole or in part, from Distributor's negligence or willful misconduct in the distribution of the Products pursuant to this Agreement, or for representations or warranties made by Distributor related to the Products in excess of the warranties of Red Hat, provided that Red Hat provides notice to Distributor of any all such claims and provides reasonable assistance to Distributor in the defense of such claims at Distributor's expense.

10.      LIMITATION ON LIABILITY

         A. EACH PARTY'S AGGREGATE LIABILITY FOR DAMAGES CLAIMED UNDER THIS AGREEMENT SHALL BE LIMITED TO [CONFIDENTIAL TREATMENT REQUESTED]** TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL RED HAT BE LIABLE TO DISTRIBUTOR OR TO ANY THIRD PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, PUNITIVE DAMAGES, OR ANY DAMAGES RESULTING FROM LOSS OF DATA, USE OR PROFITS, OR LOSS OF

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**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED
AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

CONTRACTS OR BUSINESS OPPORTUNITY, ARISING OUT OF THIS AGREEMENT OR THE USE OF OR INABILITY TO USE THE SOFTWARE, DOCUMENTATION OR RED HAT PRODUCT OR ARISING OUT OF RED HAT'S PERFORMANCE OR NON-PERFORMANCE HEREUNDER, WHETHER OR NOT REASONABLY FORESEEABLE AND EVEN IF RED HAT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, ARISING UNDER STATUTE OR OTHERWISE.

         B. Nothing in this Section shall restrict either party's liability for death, personal injury, or other damage not capable of limitation under applicable law.

11.      DISTRIBUTOR REPORTS.

         Distributor shall provide to Red Hat monthly sales out reports related to Distributor's sale of Products, which shall include the following information: month and year sales activity occurred, internal product number (assigned by Distributor), written description, Customer name, state and zip-code of Customers location, unit cost (distributor's cost at quantity 1), quantity and extended cost (cost times quantity). Distributor shall provide such reports no later than [CONFIDENTIAL TREATMENT REQUESTED]** after the end of each month.

12.      TRADEMARK USAGE.

         A. Red Hat grants to Distributor, and Distributor accepts, a non-exclusive, non-transferable right and license to use and display the trademarks of Red Hat associated with the Products (the "Marks"), solely in conjunction with Distributors efforts to market the Products, subject to and in accordance with policies and Guidelines established by Red Hat, in its sole discretion, from time to time. Red Hat's current trademark usage guidelines are attached hereto as Exhibit B and made a part hereof.

         B. Distributor shall not use any of the Marks, in whole or in part, in its company, corporate, domain or trade name.

         C. Distributor shall not alter, cover, modify, delete, obfuscate or remove any Mark or trademark designator contained in or appearing on or in the Products or in advertising or promotional material prepared or furnished to Distributor by Red Hat. Distributor shall not use any Red Hat trade name, trademark or service mark in any manner other than as expressly authorized in this Agreement or as otherwise agreed to in writing by Red Hat. Without limiting the foregoing, Distributor shall not affix any Mark or other Red Hat designation to any product or service, or use the same, other than on or in connection with the Red Hat Product. All Red Hat trademarks shall remain in their exact form, and shall not be translated into any other language by Distributor.


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**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED
AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

         D. Distributor shall not indicate, state or imply that it has, or hold itself out as having a corporate affiliation with Red Hat or any relationship with Red Hat other than that set forth in this Agreement. In particular, but without limitation, Distributor shall not create a web site or adopt a domain name suggesting in any way that Distributor is a subsidiary or corporate affiliate of Red Hat.

         E. Distributor acknowledges that the Marks are the exclusive property of Red Hat, and that it will not assert any claim of ownership to the Marks, or to the goodwill or reputation thereof, by virtue of Distributor's use of the Marks, or otherwise. All use of the Marks by Distributor under this Agreement shall inure solely to the benefit of Red Hat. Distributor will not take any action in derogation of any of the rights of Red Hat in the Marks.

         F. Distributor shall not adopt or seek to register Red Hat's trademarks (including, without limitation, the Marks) or any trademark, trade name, service mark or domain name with any agency or administrative body anywhere in the world which is confusingly similar to a Red Hat trademark or any translation thereof, in any jurisdiction. Distributor further agrees that if it shall have obtained, or if it obtains in the future, in any jurisdiction, any right, title or interest in any mark, symbol, phrase or domain name which shall be identical to, similar to or likely to be confused with any Mark, or any translation thereof, then Distributor shall have acted or shall act as an agent and for the benefit of Red Hat for the limited purpose of obtaining and assigning such registration (and all right, title and interest in and to such mark, symbol, phrase or domain name) to Red Hat. Distributor further agrees to execute any and all instruments deemed by Red Hat to be necessary to transfer such registrations or such right, title or interest to Red Hat. Distributor shall not challenge, or assist others in challenging, the validity or ownership of any Marks.

         G. If Distributor becomes aware of any infringement, actual or suspected, or any other unauthorized use of the Marks, it shall promptly give notice to Red Hat in writing specifying the particulars of the unauthorized use. Red Hat, at its sole discretion, shall take whatever action it deems advisable in connection with the unauthorized use. Red Hat shall notify Distributor of whatever action is taken, or if none is taken. If Red Hat decides to take action of any kind against the unauthorized use, Red Hat shall have sole control of the conduct of any such action. Red Hat shall bear the entire cost and expense associated with the conduct of any such action, and any recovery or compensation that may be awarded as a result of such action, including but not limited to any settlement that may be reached, shall belong to Red Hat. Distributor, if requested by Red Hat, shall cooperate fully with Red Hat, at Red Hat's expense, in the conduct of any such action. Such cooperation shall not entitle Distributor to any claim for recovery or compensation in respect thereof, and all such recovery or compensation shall belong solely to Red Hat.

13.      CONFIDENTIALITY.

         Each party acknowledges that in the course of performance of its obligations pursuant to this Agreement, it may obtain certain information specifically marked as confidential or proprietary. Each party hereby agrees that all such information communicated to it by the other



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AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED
MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

party, its parent, affiliates, subsidiaries, or Customers, whether before or after the Effective Date, shall be and was received in strict confidence, shall be used only for purposes of this Agreement, and shall not be disclosed without the prior written consent of the other party, except as may be necessary by reason of legal, accounting or regulatory requirements beyond either party's reasonable control. The provisions of this Section shall survive termination or expiration of this Agreement for any reason for a period of two (2) years after said termination or expiration.

14.      EXPORT RESTRICTIONS.

         Distributor shall comply with all applicable laws, regulations and legal requirements, including applicable United States export laws, regulations, and legal requirements. Distributor acknowledges that the laws and regulations of the United States may restrict the export and re-export of certain commodities and technical data, including software, of United States origin. Distributor agrees that it will not re-export the Software or any other technical data received from Red Hat, or the direct product thereof, except as permitted by the laws and regulations of the United States and the laws and regulations of the jurisdiction in which Distributor obtained the Software or other technical data. Red Hat agrees it will inform Distributor which Product is not legally exportable, or clearly label such Product.

15.      TERM AND TERMINATION.

         A. The initial term of this Agreement shall be one year from the Effective Date. Any renewal of this Agreement must be in a writing, signed by both parties in order to be effective. Either party may terminate this Agreement, with or without cause, upon giving the other party thirty (30) days prior written notice. In the event that either party materially or repeatedly defaults in the performance of any of its duties or obligations set forth in this Agreement, and such default is not substantially cured within thirty (30) days after written notice is given to the defaulting party specifying the default, then the party not in default may, by giving written notice thereof to the defaulting party, terminate this Agreement or the applicable purchase order relating to such default as of the date specified in such notice of termination.

         B. Either party may immediately terminate this Agreement and any purchase orders by giving written notice to the other party in the event of (i) the liquidation or insolvency of the other party, (ii) the appointment of a receiver or similar officer for the other party, (iii) an assignment by the other party for the benefit of all or substantially all of its creditors, (iv) entry by the other party into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, or (v) the filing of a petition in bankruptcy by or against a party under any bankruptcy or debtors' law for its relief or reorganization which is not dismissed within ninety (90) days.

         C. Termination or expiration of this Agreement shall not affect Red Hat's right to be paid for undisputed invoices for Products already shipped and accepted by Distributor or Distributor's rights to any credits or payments owed or accrued to the date of termination or expiration. Distributor's rights to credits upon termination or expiration shall include credits


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**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED
AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

against which Distributor would, but for termination or expiration, be required under this Agreement to apply to future purchases.

         D. Upon termination or expiration of this Agreement, Distributor shall discontinue holding itself out as a distributor of the Products.

         E. Upon the effective date of termination or expiration of this Agreement for any reason, [CONFIDENTIAL TREATMENT REQUESTED]**. Distributor agrees to use its best efforts to return Products received from its customers within sixty (60) days following the effective date of termination or expiration.

16.      MISCELLANEOUS.

         A. This Agreement (including the Attachments and Schedules) constitutes the complete and exclusive understanding and agreement of the parties, and supersedes all prior representations, warranties, agreements, negotiations, discussions and communications, written or oral, between Distributor and Red Hat, relating to the subject matter hereof. This Agreement may not be modified or amended except in a writing executed by the duly authorized representatives of the parties.

         B. Any notice under this Agreement shall be in English, in writing, and shall be deemed to be given upon receipt. Notices to Red Hat shall be delivered to Counsel, Red Hat Software, Inc., 2600 Meridian Parkway, Durham, NC 27713. Notices to Distributor shall be delivered to Frank Kasper, Frank Kasper & Associates, Inc. at 7351 Washington Avenue, South Edina, Minnesota 55439.

         C. Sections 5, 6, 7, 9, 10, 13, 15 and 16 shall survive the expiration or termination of this Agreement.

         D. This Agreement shall be governed by and construed in accordance with the laws of the state of the party against whom suit is commenced, without regard to conflict of laws principles. The sole jurisdiction and venue for actions arising out of the subject matter of this Agreement shall be the state and federal courts of such state of the party against whom suit is commenced and each of the parties to this Agreement hereby irrevocably submits to the personal jurisdiction of such courts.

         E. Neither party shall be liable for its failure to perform any of its obligations hereunder, including, but not limited to, delivery obligations, during any period in which such failure of performance is caused by an act of God; act of any federal, state, or local governmental authority; fire or flood; strike or labor unrest; degradation of telecommunications service; degradation of computer services not under the direct control of such party; or unusually severe weather conditions. Delays in delivery due to events beyond either party's reasonable control shall automatically extend the delivery and payment date for a period equal to the duration of such events.


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**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED
AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

         F. The parties acknowledge that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

         G. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect.

         H. Headings in this Agreement are used for convenience of reference only and shall not affect the interpretation of the provisions of this Agreement.

         I. Failure or delay on the part of either party to exercise any right, remedy, power or privilege hereunder will not operate as a waiver. In order to be effective, a waiver must be in writing and signed by the party granting such waiver.

         J. No provision of this Agreement is to be interpreted for or against either party on the grounds that one party or the other, or their legal counsel, drafted such provision.

         K. In the event that either party is merged with or consolidated into another entity, or in the event that substantially all of the assets of either party are sold or otherwise transferred to any other entity, the provisions of this Agreement will be binding upon, and inure to the benefit of, such other entity.

         L. Nothing in this Agreement shall be construed to make the parties partners, joint venturers, representatives, or agents of each other, nor shall either party so hold itself out.

         To show their assent, the duly authorized representatives of the parties have signed this Agreement.

                                           RED HAT SOFTWARE, INC. ("Red Hat")

                                           /s/ Teresa Spangler
                                           ---------------------------------
                                           Signature

                                           Teresa Spangler
                                           ---------------------------------
                                           Name

                                           Business Unit Leader
                                           ---------------------------------
                                           Title

                                           April 30, 1999
                                           ---------------------------------
                                           Date


                                           FRANK KASPER & ASSOCIATES, INC,

                                           /s/ Frank Kasper
                                           ---------------------------------


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AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED
MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                           Signature

                                           Frank Kasper
                                           ---------------------------------
                                           Name

                                           President
                                           ---------------------------------
                                           Title

                                           April 30, 1999
                                           ---------------------------------
                                           Date


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**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED
AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                Exhibit

RED HAT SOFTWARE, INC.
DISTRIBUTOR PRICE LIST
EFFECTIVE APPRIL 26, 1999

                                                                                         CLASS A      CLASS B     CLASS C
                                   Average Monthly Volume*                             [CONFIDENTIAL TREATMENT REQUESTED]**


PRODUCT CODE                                  DESCRIPTION                   UPC          CLASS A      CLASS B     CLASS C
RH6000                             Official Red Hat Linux 6.0/Intel   638347-50052-7       **           **          **
ARH6000                            Official Red Hat Linux 6.0/Alpha   638347-50055-8       **           **          **
SRH6000                            Official Red Hat Linux 6.0/SPARC   638347-50056-5       **           **          **
RH6300                             Red Hat Linux 6.0 EXTRA            638347-50067-1       **           **          **
PT2000                             PowerTools for Red Hat Linux 6.0   638347-50066-4       **           **          **
                                   Red Hat Linux 6.0 E-Commerce
WB2100                              Server                            June 28, 1999
EX1000                             Extreme Linux                      638347-99999-4       **           **          **
B2005                              Maximum RPM                        752063-11054-6       **           **          **

                                   System Builder Edition Red Hat
SBE6005                             Linux 6.0 (5-pack)                63847-50072-5        **           **          **
ESP1000                            10 Incident Support Pack           638347-50035-0       **           **          **
ESP2500                            25 Incident Support Pack           638347-50036-7       **           **          **
ESP3000G                           Gold Annual Support Subscription   638347-50037-4       **           **          **
                                   Platinum Annual Support
ESP3000P                            Subscription                      638347-50038-1       **           **          **

*Average Monthly Volume defined as sales of Red Hat products to distributor's customers


-------------
**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

RED HAT SOFTWARE, INC.
DISTRIBUTOR PRICE LIST
EFFECTIVE APPRIL 26, 1999

FOR CANADIAN RETAILERS/ RESELLERS ONLY
FOR SALE WITHIN CANADA                                                                   CLASS A      CLASS B     CLASS C
                                   Average Monthly Volume*                              [CONFIDENTIAL TREATMENT REQUESTED]**


PRODUCT CODE                                  DESCRIPTION                   UPC          CLASS A      CLASS B     CLASS C
CARH6000                           Official Red Hat Linux 6.0/Intel   638347-50079-4        **           **          **
CAARH6000                          Official Red Hat Linux 6.0/Alpha                         **           **          **
CASRH6000                          Official Red Hat Linux 6.0/SPARC                         **           **          **
CARH6300                           Red Hat Linux 6.0 EXTRA                                  **           **          **
CAPT2000                           PowerTools for Red Hat Linux 6.0                         **           **          **
                                   Red hat Linux 6.0 E-Commerce
CAWB2100                            Server
EX1000*                            Extreme Linux                      638347-99999-4        **           **          **
B2005*                             Maximum RPM                        752063-11054-6        **           **          **

CASBE6005                         System Builder Edition Red Hat
                                    Linux 6.0 (5-pack)
CAESP1000                         10 Incident Support Pack
CAESP2500                         25 Incident Support Pack
ESP3000G*                         Gold Annual Support Subscription   638347-50037-4         **           **          **
ESP3000P*                         Platinum Annual Support
                                    Subscription                     638347-50038-1         **           **          **

* Canadian pricing does not apply to EX1000, B2005, ESP3000G, and ESP3000P.

-------------
**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

RED HAT SOFTWARE, INC.
DISTRIBUTOR PRICE LIST
EFFECTIVE APPRIL 26, 1999
FOR COLLEGE/UNIVERSITY RETAILERS ONLY


PRODUCT CODE                  DESCRIPTION                      UPC          CLASS A
EDRH6000           Official Red Hat Linux 6.0/Intel       638347-50080-0      **
EDARH6000          Official Red Hat Linux 6.0/Alpha                           **
EDSRH6000          Official Red Hat Linux 6.0/SPARC                           **
EDRH6300           Red Hat Linux 6.0 EXTRA                                    **
EDPT2000           PowerTools for Red Hat Linux 6.0                           **
EDWB2100           Red Hat Linux 6.0 E-Commerce Server                        **

Incident Support Packages and Support Subscriptions available.
Please call for prices.

-------------
**[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.